Exhibit 1

AGREEMENT

The undersigned hereby consent to the joint filing by any of them of a statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the Common Stock, par value $0.01 per share of AEP Industries Inc., and hereby affirms that this Schedule 13D is being filed on behalf of the undersigned.

/s/ John J. Powers
John J. Powers

/s/ Lauren K. Powers
Lauren K. Powers

2012 Lauren Powers Trust FBO Kyle Powers

By:	John J. Powers, Trustee
By:	/s/ John J. Powers

2012 Lauren Powers Trust FBO Ryan Powers

By:	John J. Powers, Trustee
By:	/s/ John J. Powers

2012 Lauren Powers Trust FBO Griffin Powers

By:	John J. Powers, Trustee
By:	/s/ John J. Powers

2012 Lauren Powers Trust FBO Brenna Powers

By:	John J. Powers, Trustee
By:	/s/ John J. Powers